Materion Corporation Reports Fourth Quarter and Full-Year 2025 Results; Provides Strong 2026 Outlook
Announces $65 Million Customer Investment to Support US Defense Initiatives

MAYFIELD HEIGHTS, Ohio – February 12, 2026 - Materion Corporation (NYSE: MTRN) today reported fourth quarter and full-year 2025 financial results, provided strong 2026 earnings guidance and announced a $65 million customer investment to support US defense initiatives.

Fourth Quarter 2025 Highlights
•Net sales were $489.7 million; value-added sales1 were $253.9 million
•Net income of $6.6 million, or $0.31 per share, diluted, versus net loss of $48.8 million, or $2.33 loss per share, in the prior year quarter; adjusted earnings of $1.53 per share versus $1.55 in the prior year quarter
•Operating profit of $10.8 million versus operating loss of $38.3 million in the prior year quarter; adjusted EBITDA2 of $57.0 million versus $61.5 million in the prior year quarter
•Secured $65 million investment from major defense prime to expand beryllium capacity in support of US initiatives to replenish inventory and increase capabilities

Full-Year 2025 Highlights
•Net sales were $1.79 billion; value-added sales were $1.05 billion
•Net income was $74.8 million, or $3.58 per share, diluted, versus net income of $5.9 million, or $0.28 per share, in the prior year; adjusted earnings of $5.44 per share versus $5.34 in the prior year
•Delivered full year adjusted EBITDA margin of 20.7% versus 20.2% in the prior year, marking the fifth consecutive year of margin expansion
•Electronic Materials delivered 8% organic3 year over year value-added sales growth with ~300 basis points of margin expansion
•Completed semiconductor acquisition to expand footprint and capabilities in Asia
•Transformation of Precision Optics delivered 7% year over year value-added sales growth with ~800 basis points of margin expansion

“I am very proud of our team for delivering strong results in the fourth quarter despite the intense focus placed on addressing a previously announced quality event that impacted our large precision clad strip customer. While working diligently to resolve the issue, the rest of our business performed very well, with Electronic Materials and Precision Optics driving double digit top and bottom-line growth, fueled by market outgrowth and strong operational execution,” said Jugal Vijayvargiya, President & CEO of Materion.

“Our full year results reflect the substantial progress we’ve made, including the meaningful cost structure improvements made in Precision Optics and Electronic Materials that drove strong margin expansion, and the new business initiatives across the company that have strengthened our order book, positioning us well for growth in 2026.”

“We expect to continue the momentum by delivering on our organic initiatives, capturing new business and driving operational excellence, resulting in strong top and bottom-line growth while advancing towards our mid-term margin target of 23%.”

FOURTH QUARTER 2025 RESULTS
Net sales for the quarter were $489.7 million, compared to $436.9 million in the prior year period. Value-added sales were $253.9 million for the quarter, up 7% organic3 excluding precision clad strip from the prior year quarter due to strength in semiconductor, energy and data center growth.
Operating profit for the quarter was $10.8 million and net income was $6.6 million, or $0.31 per diluted share, compared to operating loss of $38.3 million and net loss of $48.8 million, or $2.33 loss per share, in the prior year period.
Adjusted EBITDA was $57.0 million, or 22.5% of value-added sales, compared to $61.5 million or 20.8% of value-added sales in the prior year period. This decrease was driven primarily by lower volume, partially offset by strong price/mix and operational performance in Electronic Materials and Precision Optics.
Adjusted net income was $32.0 million excluding acquisition amortization, or $1.53 per diluted share, compared to $1.55 per share in the prior year period.

FULL-YEAR 2025 RESULTS
Net sales for the year were $1.79 billion, compared to $1.68 billion in the prior year. Value-added sales were $1.05 billion for the year, up 4% organic3 excluding precision clad strip from the prior year due to strength in semiconductor, energy and data center growth.
Operating profit for the year was $109.8 million and net income was $74.8 million, or $3.58 per diluted share, compared to operating profit of $47.2 million and net income of $5.9 million, or $0.28 per diluted share, in the prior year.
Adjusted EBITDA was $217.0 million, or 20.7% of value-added sales, compared to $221.2 million or 20.2% of value-added sales in the prior year period. This decrease was driven primarily by lower volume, partially offset by strong price/mix and operational performance in Electronic Materials and Precision Optics.
Adjusted net income was $113.6 million excluding acquisition amortization, or $5.44 per diluted share, compared to $5.34 per diluted share in the prior year.

OUTLOOK
Moving into 2026, we expect to capture strong sales growth across each of our three businesses from new business wins and strong market conditions while driving performance improvements. With mid-single digit top line growth and continued margin expansion, we are guiding to the range of $6.00 to $6.50 for full year 2026 adjusted earnings per share, an increase of 15% from prior year at the midpoint. We remain focused on driving towards our mid-term adjusted EBITDA margin target of 23%.

ADJUSTED EARNINGS GUIDANCE
It is not possible for the Company to identify the amount or significance of future adjustments associated with potential insurance and litigation claims, legacy environmental costs, acquisition and integration costs, certain income tax items, or other non-routine costs that the Company adjusts in the presentation of adjusted earnings guidance. These items are dependent on future events that are not reasonably estimable at this time. Accordingly, the Company is unable to reconcile without unreasonable effort the forecasted range of adjusted earnings guidance for the full year to a comparable GAAP range. However, items excluded from the Company's adjusted earnings guidance include the historical adjustments noted in Attachments 4 through 8 to this press release.

CONFERENCE CALL
Materion Corporation will host an investor conference call with analysts at 9:00 a.m. Eastern Time, February 12, 2026. The conference call will be available via webcast through the Company’s website at www.materion.com. By phone, please dial (888) 506-0062. Calls outside the U.S. can dial (973) 528-0011; please reference participant access code of 365914. A replay of the call will be available until February 26, 2026 by dialing (877) 481-4010 or (919) 882-2331 if international; please reference replay ID number 53270. The call will also be archived on the Company’s website.

FOOTNOTES
1 Value-added sales deducts the impact of pass-through metals from net sales
2 EBITDA represents earnings before interest, taxes, depreciation, depletion and amortization; adjusted EBITDA represents EBITDA excluding special items, the details of which can be found in Attachments 4 through 8
3 Excludes value-added sales from the divested Albuquerque, New Mexico large area targets business sold in 2024

ABOUT MATERION
Materion Corporation is a global leader in advanced materials solutions for high-performance industries including semiconductor, industrial, aerospace & defense, energy and automotive. With nearly 100 years of expertise in specialty engineered alloy systems, inorganic chemicals and powders, precious and non-precious metals, beryllium and beryllium composites, and precision filters and optical coatings, Materion partners with customers to enable breakthrough solutions that move the world forward. Headquartered in Mayfield Heights, Ohio, the Company employs more than 3,000 talented people worldwide, serving customers in more than 60 countries.

FORWARD-LOOKING STATEMENTS
Portions of the narrative set forth in this document that are not statements of historical or current facts are forward-looking statements. Our actual future performance may materially differ from that contemplated by the forward-looking statements as a result of a variety of factors. These factors include, in addition to those mentioned elsewhere herein: the global economy, including inflationary pressures, potential future recessionary conditions and the impact of tariffs and trade agreements; the impact of any U.S. Federal Government shutdowns or sequestrations; the condition of the markets which we serve, whether defined geographically or by segment; changes in product mix and the financial condition of customers; our success in developing and introducing new products and new product ramp-up rates; our success in passing through the costs of raw materials to customers or otherwise mitigating fluctuating prices for those materials, including the impact of fluctuating prices on inventory values; our success in identifying acquisition candidates and in acquiring and integrating such businesses; the impact of the results of acquisitions on our ability to fully achieve the strategic and financial objectives related to these acquisitions; our success in implementing our strategic plans and the timely and successful start-up and completion of any capital projects; other financial and economic factors, including the cost and availability of raw materials (both base and precious metals), physical inventory valuations, metal consignment fees, tax rates, exchange rates, interest rates, pension costs and required cash contributions and other employee benefit costs, energy costs, regulatory compliance costs, the cost and availability of insurance, credit availability, and the impact of the Company’s stock price on the cost of incentive compensation plans; the uncertainties related to the impact of war, terrorist activities, and acts of God; changes in government regulatory requirements and the enactment of new legislation that impacts our obligations and operations; the conclusion of pending litigation matters in accordance with our expectation that there will be no material adverse effects; the disruptions in operations from, and other effects of, catastrophic and other extraordinary events including outbreaks from infectious diseases and the conflict between Russia and Ukraine and other hostilities; realization of expected financial benefits expected from the Inflation Reduction Act of 2022; and the risk factors set forth in Part 1, Item 1A of the Company's 2024 Annual Report on Form 10-K and in other reports that we file with the SEC.

Investor Contact:
Kyle Kelleher
(216) 383-4931
kyle.kelleher@materion.com

Media Contact:
Jason Saragian
(216) 383-6893
jason.saragian@materion.com
https://materion.com

Attachment 1
Materion Corporation and Subsidiaries
Consolidated Statements of Income
(Unaudited)

	Fourth Quarter Ended		Year Ended
(In thousands except per share amounts)	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net sales	$489,754	$436,871	$1,786,550	$1,684,739
Cost of sales	426,088	343,895	1,477,924	1,358,754
Gross margin	63,666	92,976	308,626	325,985
Selling, general, and administrative expense	34,317	41,134	143,057	145,588
Research and development expense	6,475	6,316	25,941	29,028
Goodwill impairment	—	56,067	—	56,067
Long-lived asset impairment	—	17,134	—	17,134
Loss on asset disposal	—	6,412	—	6,412
Restructuring expense	426	687	3,155	6,848
Other — net	11,609	3,573	26,677	17,685
Operating profit (loss)	10,839	(38,347)	109,796	47,223
Other non-operating (income) expense—net	(493)	(518)	(2,437)	(2,443)
Interest expense — net	8,001	8,844	30,692	34,764
Income (loss) before income taxes	3,331	(46,673)	81,541	14,902
Income tax (benefit) expense	(3,242)	2,177	6,718	9,014
Net income (loss)	$6,573	$(48,850)	$74,823	$5,888
Basic earnings per share:
Net income (loss) per share of common stock	$0.32	$(2.35)	$3.61	$0.28
Diluted earnings per share:
Net income (loss) per share of common stock	$0.31	$(2.33)	$3.58	$0.28
Weighted-average number of shares of common stock outstanding:
Basic	20,734	20,758	20,755	20,732
Diluted	20,953	20,923	20,912	20,928

Attachment 2
Materion Corporation and Subsidiaries
Consolidated Balance Sheets
(Unaudited)

(Thousands)	December 31, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$13,681	$16,713
Accounts receivable, net	222,916	193,793
Inventories, net	461,231	441,299
Prepaid and other current assets	91,692	72,419
Total current assets	789,520	724,224
Deferred income taxes	7,727	2,964
Property, plant, and equipment	1,376,703	1,315,586
Less allowances for depreciation, depletion, and amortization	(841,245)	(804,781)
Property, plant, and equipment—net	535,458	510,805
Operating lease, right-of-use assets	62,036	64,449
Intangible assets, net	105,874	109,312
Other assets	21,529	22,140
Goodwill	280,657	263,738
Total Assets	$1,802,801	$1,697,632
Liabilities and Shareholders’ Equity
Current liabilities
Short-term debt	$22,445	$34,274
Accounts payable	148,642	105,901
Salaries and wages	19,312	20,939
Other liabilities and accrued items	45,445	47,523
Income taxes	5,054	4,906
Unearned revenue	12,685	13,191
Total current liabilities	253,583	226,734
Other long-term liabilities	12,556	12,013
Operating lease liabilities	60,568	62,626
Finance lease liabilities	13,384	12,404
Retirement and post-employment benefits	23,931	26,411
Unearned income	55,862	75,769
Long-term income taxes	532	1,818
Deferred income taxes	2,760	3,242
Long-term debt	436,348	407,734
Shareholders’ equity	943,277	868,881
Total Liabilities and Shareholders’ Equity	$1,802,801	$1,697,632

Attachment 3
Materion Corporation and Subsidiaries
Consolidated Statements of Cash Flows

(Thousands)	December 31, 2025	December 31, 2024
Cash flows from operating activities:
Net income	$74,823	$5,888
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion, and amortization	69,074	68,676
Amortization of deferred financing costs in interest expense	1,887	1,714
Stock-based compensation expense (non-cash)	10,925	10,560
Amortization of pension and post-retirement costs	(154)	(307)
Loss on sale of property, plant, and equipment	282	1,201
Deferred income tax expense (benefit)	(5,103)	(16,598)
Impairment charges	—	73,201
Loss on asset disposal	—	6,412
Net pension curtailments and settlements	230	—
Changes in assets and liabilities:
Accounts receivable	(25,790)	(3,723)
Inventory	(13,303)	(468)
Prepaid and other current assets	(15,101)	(11,345)
Accounts payable and accrued expenses	33,517	(15,757)
Unearned revenue	(15,204)	(24,692)
Interest and taxes payable	663	(2,619)
Other-net	(13,503)	(4,326)
Net cash provided by operating activities	103,243	87,817
Cash flows from investing activities:
Payments for purchase of property, plant, and equipment	(53,279)	(68,649)
Payments for mine development	(26,288)	(12,159)
Proceeds from sale of property, plant, and equipment	932	1,203
Payments for acquisition, net of cash acquired	(19,500)	—
Net cash used in investing activities	(98,135)	(79,605)
Cash flows from financing activities:
Proceeds from borrowings under credit facilities, net	33,890	45,692
Repayment of long-term debt	(18,177)	(30,342)
Principal payments under finance lease obligations	(604)	(683)
Cash dividends paid	(11,510)	(11,087)
Deferred financing costs	(2,935)	(156)
Repurchase of common stock	(7,843)	—
Payments of withholding taxes for stock-based compensation awards	(2,642)	(7,610)
Net cash provided by financing activities	(9,821)	(4,186)
Effects of exchange rate changes	1,681	(607)
Net change in cash and cash equivalents	(3,032)	3,419
Cash and cash equivalents at beginning of period	16,713	13,294
Cash and cash equivalents at end of period	$13,681	$16,713

Attachment 4
Materion Corporation and Subsidiaries
Reconciliation of Non-GAAP Measure - Value-added Sales, Operating Profit, and EBITDA
(Unaudited)

	Fourth Quarter Ended		Year Ended
(Millions)	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net Sales
Performance Materials	$148.3	$211.0	$675.9	$744.5
Electronic Materials	313.9	204.2	1,010.0	845.7
Precision Optics	27.5	21.7	100.7	94.5
Other	—	—	—	—
Total	$489.7	$436.9	$1,786.6	$1,684.7

Less: Pass-through Metal Cost
Performance Materials	$15.9	$15.2	$57.8	$56.5
Electronic Materials	219.8	125.6	682.4	530.4
Precision Optics	0.1	—	0.2	0.2
Other	—	—	—	—
Total	$235.8	$140.8	$740.4	$587.1

Value-added Sales (non-GAAP)
Performance Materials	$132.4	$195.8	$618.1	$688.0
Electronic Materials	94.1	78.6	327.6	315.3
Precision Optics	27.4	21.7	100.5	94.3
Other	—	—	—	—
Total	$253.9	$296.1	$1,046.2	$1,097.6

Gross Margin
Performance Materials(1)	$16.9	$62.6	$158.7	$203.2
Electronic Materials(1)	37.2	26.0	121.3	99.5
Precision Optics(1)	9.6	4.4	28.6	23.3
Other	—	—	—	—
Total(1)	$63.7	$93.0	$308.6	$326.0
(1) See reconciliation of gross margin to adjusted gross margin in Attachment 8
Note: Quarterly information presented within this document and previously disclosed quarterly information may not equal the total computed for the year due to rounding

	Fourth Quarter Ended		Year Ended
(Millions)	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Operating Profit (Loss)
Performance Materials	$(1.6)	$43.4	$87.5	$132.1
Electronic Materials	17.0	2.9	53.4	29.4
Precision Optics	1.7	(77.0)	(2.3)	(84.7)
Other	(6.3)	(7.6)	(28.8)	(29.6)
Total	$10.8	$(38.3)	$109.8	$47.2

Non-Operating (Income)/Expense
Performance Materials	$0.1	$0.1	$0.4	$0.5
Electronic Materials	—	—	(0.1)	—
Precision Optics	—	—	(0.6)	(0.4)
Other	(0.7)	(0.6)	(2.1)	(2.5)
Total	$(0.6)	$(0.5)	$(2.4)	$(2.4)

Depreciation, Depletion, and Amortization
Performance Materials	$10.2	$10.1	$40.1	$37.7
Electronic Materials	4.6	4.4	17.6	18.0
Precision Optics	2.2	2.4	9.4	11.0
Other	0.5	0.4	2.0	2.0
Total	$17.5	$17.3	$69.1	$68.7

Segment EBITDA
Performance Materials	$8.5	$53.4	$127.2	$169.3
Electronic Materials	21.6	7.3	71.1	47.4
Precision Optics	3.9	(74.6)	7.7	(73.3)
Other	(5.1)	(6.6)	(24.7)	(25.1)
Total	$28.9	$(20.5)	$181.3	$118.3

Special Items(2)
Performance Materials	$27.3	$0.2	$29.0	$9.5
Electronic Materials	0.4	7.4	3.6	14.6
Precision Optics	0.4	73.5	1.9	75.2
Other	—	0.9	1.2	3.6
Total	$28.1	$82.0	$35.7	$102.9

Adjusted EBITDA Excluding Special Items
Performance Materials	$35.8	$53.6	$156.2	$178.8
Electronic Materials	22.0	14.7	74.7	62.0
Precision Optics	4.3	(1.1)	9.6	1.9
Other	(5.1)	(5.7)	(23.5)	(21.5)
Total	$57.0	$61.5	$217.0	$221.2
The cost of gold, silver, platinum, palladium, copper, ruthenium, iridium, rhodium, rhenium, and osmium is passed through to customers and, therefore, the trends and comparisons of net sales are affected by movements in the market price of these metals. Internally, management also reviews net sales on a value-added basis. Value-added sales is a non-GAAP financial measure that deducts the value of the pass-through metals sold from net sales. Value-added sales allows management to assess the impact of differences in net sales between periods or segments and analyze the resulting margins and profitability without the distortion of the movements in pass-through market metal prices. The dollar amount of gross margin and operating profit is not affected by the value-added sales calculation. The Company sells other metals and materials that are not considered direct pass throughs, and these costs are not deducted from net sales to calculate value-added sales.
The Company’s pricing policy is to pass the cost of these metals on to customers in order to mitigate the impact of price volatility on the Company’s results from operations. Value-added information is being presented since changes in metal prices may not directly impact profitability. It is the Company’s intent to allow users of the financial statements to review sales with and without the impact of the pass-through metals.
(2) See additional details of special items in Attachment 5.

Attachment 5
Materion Corporation and Subsidiaries
Reconciliation of Net Sales to Value-added Sales, Net Income to EBITDA and Adjusted EBITDA
(Unaudited)

	Fourth Quarter Ended		Twelve Months Ended
(Millions)	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net sales	$489.7	$436.9	$1,786.6	$1,684.7
Pass-through metal cost	235.8	140.8	740.4	587.1
Value-added sales	$253.9	$296.1	$1,046.2	$1,097.6

Net income (loss)	$6.6	$(48.8)	$74.8	$5.9
Income tax (benefit) expense	(3.2)	2.2	6.7	9.0
Interest expense - net	8.0	8.8	30.7	34.7
Depreciation, depletion and amortization	17.5	17.3	69.1	68.7
Consolidated EBITDA	$28.9	$(20.5)	$181.3	$118.3
Net Income as a % of Net sales	1.3%	(11.2)%	4.2%	0.4%
Net Income as a % of Value-added sales	2.6%	(16.5)%	7.1%	0.5%
EBITDA as a % of Net sales	5.9%	(4.7)%	10.1%	7.0%
EBITDA as a % of Value-added sales	11.4%	(6.9)%	17.3%	10.8%

Special items
Restructuring and cost reduction	$0.4	$0.7	$3.2	$11.4
Electronic Materials inventory adjustment	—	—	—	2.8
Environmental remediation	—	—	0.6	—
Business transformation costs	—	0.7	0.8	1.3
Pension settlement	0.3	—	0.3	—
Product quality issue	27.3	—	27.3	—
Additional start up resources and scrap	—	—	—	6.1
Merger, acquisition and divestiture related costs	0.1	7.4	3.5	8.1
Precision Optics impairments	—	73.2	—	73.2
Total special items	28.1	82.0	35.7	102.9
Adjusted EBITDA	$57.0	$61.5	$217.0	$221.2
Adjusted EBITDA as a % of Net sales	11.6%	14.1%	12.1%	13.1%
Adjusted EBITDA as a % of Value-added sales	22.5%	20.8%	20.7%	20.2%
In addition to presenting financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release contains financial measures, including operating profit, segment operating profit, earnings before interest, taxes, depreciation, depletion and amortization (EBITDA), net income, and earnings per share, on a non-GAAP basis. As detailed in the above reconciliation and Attachment 6, we have adjusted the results for certain special items, including the following:
1.Restructuring and cost reduction – Costs include restructuring charges, costs associated with temporarily idled facilities as a result of decreased demand and costs associated with disposal of assets associated with obsolete products.
2.Electronic Materials inventory adjustment – During the third quarter of 2024, the Company determined that material costs from prior years were understated due to unrecognized metal refine expense and other inventory adjustments.
3.Environmental remediation - Cost associated with non-recurring environmental remediation
4.Business transformation costs – Represents project management and implementation expenses related to the Company's automation and transformation initiatives.
5.Pension settlement - Represents settlement charges related to the Company's international pension plans.
6.Product quality issue - Represents costs incurred related to a quality issue identified by a large precision clad strip customer which led to temporarily idling production facilities within the Performance Materials segment.
7.Additional start up resources and scrap – Represents incremental resource, consulting and specialists costs incurred related to the ramp of the precision clad strip facility and scrap related to product qualifications.
8.Merger, acquisition and divestiture related costs – Includes due diligence costs associated with potential merger, acquisition and divestitures as well as loss on asset disposals.
9.Precision Optics impairments - Represents goodwill and long-lived asset impairment charges within the Precision Optics segment taken in the fourth quarter of 2024.

Internally, management reviews the results of operations without the impact of these costs in order to assess the profitability from ongoing activities. We are providing this information because we believe it will assist investors in analyzing our financial results and, when viewed in conjunction with the GAAP results, provide a more comprehensive understanding of the factors and trends affecting our operations.

Attachment 6
Materion Corporation and Subsidiaries
Reconciliation of Net Income to Adjusted Net Income
and Diluted Earnings per Share to Adjusted Diluted Earnings per Share (Unaudited)

	Fourth Quarter Ended				Twelve Months Ended
(Millions)	December 31, 2025	Diluted EPS	December 31, 2024	Diluted EPS	December 31, 2025	Diluted EPS	December 31, 2024	Diluted EPS
Net income (loss) and EPS	$6.6	$0.31	$(48.8)	$(2.33)	$74.8	$3.58	$5.9	$0.28

Special items
Restructuring and cost reduction	0.4		0.7		3.2		11.4
Electronic Materials inventory adjustment	—		—		—		2.8
Environmental remediation	—		—		0.6		—
Business transformation costs	—		0.7		0.8		1.3
Debt extinguishment costs (1)	—		—		0.5		—
Pension settlement	0.3		—		0.3		—
Product quality issue (2)	28.6		—		28.6		—
Additional start up resources and scrap	—		—		—		6.1
Merger, acquisition and divestiture related costs	0.1		7.4		3.5		8.1
Precision Optics impairments	—		73.2		—		73.2
Provision for income taxes (3)	(6.0)		(3.0)		(7.2)		(6.6)
Total special items	23.4	1.12	79.0	3.77	30.3	1.45	96.3	4.60
Adjusted net income and adjusted EPS	$30.0	$1.43	$30.2	$1.44	$105.1	$5.03	$102.2	$4.88
Acquisition amortization (net of tax)	2.0	0.10	2.2	0.11	8.5	0.41	9.6	0.46
Adjusted net income and adjusted EPS excl. amortization	$32.0	$1.53	$32.4	$1.55	$113.6	$5.44	$111.8	$5.34
(1) Debt extinguishment costs - Represents debt extinguishment costs incurred in connection with the amendment of the Company's Credit Agreement in June 2025.
(2) Product quality issue includes $1.3 million of depreciation expense
(3) Provision for income taxes includes the net tax impact on pre-tax adjustments (listed above), the impact of certain discrete tax items recorded during the respective periods as well as other adjustments to reflect the use of one overall effective tax rate on adjusted pre-tax income in interim periods.

Attachment 7

Reconciliation of Segment Net sales to Segment Value-added sales and Segment EBITDA to Adjusted Segment EBITDA (Unaudited)

Performance Materials	Fourth Quarter Ended		Twelve Months Ended
(Millions)	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net sales	$148.3	$211.0	$675.9	$744.5
Pass-through metal cost	15.9	15.2	57.8	56.5
Value-added sales	$132.4	$195.8	$618.1	$688.0

EBITDA	$8.5	$53.4	$127.2	$169.3
Restructuring and cost reduction	—	0.1	0.5	2.9
Additional start up resources and scrap	—	—	—	6.1
Product quality issue	27.3	—	27.3	—
Environmental remediation	—	—	0.6	—
Business transformation costs	—	0.1	0.6	0.5
Adjusted EBITDA	$35.8	$53.6	$156.2	$178.8
EBITDA as a % of Net sales	5.7%	25.3%	18.8%	22.7%
EBITDA as a % of Value-added sales	6.4%	27.3%	20.6%	24.6%
Adjusted EBITDA as a % of Net sales	24.1%	25.4%	23.1%	24.0%
Adjusted EBITDA as a % of Value-added sales	27.0%	27.4%	25.3%	26.0%

Electronic Materials	Fourth Quarter Ended		Twelve Months Ended
(Millions)	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net sales	$313.9	$204.2	$1,010.0	$845.7
Pass-through metal cost	219.8	125.6	682.4	530.4
Value-added sales	$94.1	$78.6	$327.6	$315.3

EBITDA	$21.6	$7.3	$71.1	$47.4
Restructuring and cost reduction	0.3	0.2	1.1	4.5
Electronic Materials inventory adjustment	—	—	—	2.8
Business transformation costs	—	0.2	—	0.3
Merger, acquisition and divestiture related costs	0.1	7.0	2.5	7.0
Adjusted EBITDA	$22.0	$14.7	$74.7	$62.0
EBITDA as a % of Net sales	6.9%	3.6%	7.0%	5.6%
EBITDA as a % of Value-added sales	23.0%	9.3%	21.7%	15.0%
Adjusted EBITDA as a % of Net sales	7.0%	7.2%	7.4%	7.3%
Adjusted EBITDA as a % of Value-added sales	23.4%	18.7%	22.8%	19.7%

Precision Optics	Fourth Quarter Ended		Twelve Months Ended
(Millions)	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net sales	$27.5	$21.7	$100.7	$94.5
Pass-through metal cost	0.1	—	0.2	0.2
Value-added sales	$27.4	$21.7	$100.5	$94.3

EBITDA	$3.9	$(74.6)	$7.7	$(73.3)
Restructuring and cost reduction	0.1	0.3	1.6	2.0
Pension settlement	0.3	—	0.3	—
Precision Optics impairments	—	73.2	—	73.2
Adjusted EBITDA	$4.3	$(1.1)	$9.6	$1.9
EBITDA as a % of Net sales	14.2%	(343.8)%	7.6%	(77.6)%

EBITDA as a % of Value-added sales	14.2%	(343.8)%	7.7%	(77.7)%
Adjusted EBITDA as a % of Net sales	15.6%	(5.1)%	9.5%	2.0%
Adjusted EBITDA as a % of Value-added sales	15.7%	(5.1)%	9.6%	2.0%

Other	Fourth Quarter Ended		Twelve Months Ended
(Millions)	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
EBITDA	$(5.1)	$(6.6)	$(24.7)	$(25.1)
Restructuring and cost reduction	—	0.1	—	2.0
Business transformation costs	—	0.4	0.2	0.5
Merger, acquisition and divestiture related costs	—	0.4	1.0	1.1
Adjusted EBITDA	$(5.1)	$(5.7)	$(23.5)	$(21.5)

Attachment 8
Materion Corporation and Subsidiaries
Reconciliation of Non-GAAP Measure - Gross Margin to Adjusted Gross Margin
(Unaudited)

	Fourth Quarter Ended		Twelve Months Ended
(Millions)	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Gross Margin
Performance Materials	$16.9	$62.6	$158.7	$203.2
Electronic Materials	37.2	26.0	121.3	99.5
Precision Optics	9.6	4.4	28.6	23.3
Other	—	—	—	—
Total	$63.7	$93.0	$308.6	$326.0

Special Items (1)
Performance Materials	$25.7	$—	$26.4	$7.5
Electronic Materials	—	—	—	4.7
Precision Optics	—	—	—	0.2
Other	—	—	—	—
Total	$25.7	$—	$26.4	$12.4

Adjusted Gross Margin
Performance Materials	42.6	62.6	$185.1	$210.7
Electronic Materials	37.2	26.0	121.3	104.2
Precision Optics	9.6	4.4	28.6	23.5
Other	—	—	—	—
Total	$89.4	$93.0	$335.0	$338.4
(1) Special items impacting gross margin represent the product quality issue and environmental remediation in 2025 and restructuring and cost reduction, the Electronic Materials inventory adjustment, and additional start up resources and scrap in 2024.